Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westamerica Bancorporation of our report dated February 28, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Westamerica Bancorporation for the year ended December 31, 2024.

/s/ Crowe LLP
Crowe LLP

Sacramento, California

August 6, 2025